Exhibit 10.1

February 26, 2016

ARM Manager, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

Attention: Jessica L. Lomm

ARM Operating, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

Attention: Michael A. Commaroto

Dear Sir and Madam:

Reference is hereby made to that certain Management Agreement, dated as of July 21, 2011 (the “Management Agreement”), by and among Apollo Residential Mortgage, Inc. (the “Company”), ARM Operating, LLC and ARM Manager, LLC (the “Manager”).

On or about the date hereof, the Company intends to enter into an Agreement and Plan of Merger, by and among Apollo Commercial Real Estate Finance, Inc. (“ARI”), Arrow Merger Sub, Inc., a wholly-owned subsidiary of ARI (“Merger Sub”), and the Company (the “Merger Agreement”), pursuant to which (subject to the terms and conditions thereof), (i) Merger Sub shall be merged with and into the Company, with the Company as the surviving entity in such merger, and (ii) promptly thereafter, the Company shall be merged with and into ARI, with ARI as the surviving entity in such merger (such mergers, the “Mergers”). Capitalized terms used but not defined herein have the meanings set forth in the Management Agreement.

In connection with the Company’s entry into the Merger Agreement, the Company has requested that the Manager enter into this letter agreement to set forth certain agreements and understandings between the Company and the Manager. Intending to be legally bound hereby, the Manager hereby acknowledges and irrevocably agrees as follows: (i) in addition to its continuing service under the Management Agreement, commencing on the date hereof and continuing until the closing of the Mergers or earlier termination of the Merger Agreement in accordance with its terms, Manager shall perform (or cause to be performed) such services and activities, for or on behalf of the Company and as reasonably requested by the Company or its representatives, as may be necessary or appropriate to enable the Company to consummate the Mergers and the other transactions contemplated by the Merger Agreement in accordance with the terms thereof, including without limitation assisting the Company and its Subsidiaries and their respective representatives, agents and advisors in performing and complying with the Company’s obligations under the Merger Agreement and (ii) with effect from the date on which the Mergers become effective, Stockholders’ Equity (as defined in the Management Agreement) will be adjusted in accordance with Schedule A hereto.

This letter agreement and the rights and obligations of the parties under this letter agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflicts of law principles to the contrary.

The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this letter agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

The terms of this letter agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, successors and permitted assigns. Nothing in this letter agreement, whether express or implied, shall be construed to give any Person (other than the parties hereto and their respective successors and permitted assigns) any legal or equitable right, remedy or claim under or in respect of this letter agreement or any provisions contained herein, as a third party beneficiary or otherwise. No supplement, modification, waiver or amendment of this letter agreement shall be binding with respect to any party hereto unless the same shall be in writing and duly executed by such party.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument. This letter agreement shall become binding when one or more counterparts of this letter agreement, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

[Reminder of Page Intentionally Blank]

2

Sincerely,

APOLLO RESIDENTIAL MORTGAGE, INC.

By:	/s/ MICHAEL A. COMMAROTO
	Name:	MICHAEL A. COMMAROTO
	Title:	PRESIDENT and CHIEF EXECUTIVE OFFICER

[Signature Page to Letter Agreement]

AGREED AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:

ARM MANAGER, LLC

By:	/s/ JESSICA LOMM
	Name:	JESSICA LOMM
	Title:	VICE PRESIDENT

ARM OPERATING, LLC

By:	/s/ MICHAEL A. COMMAROTO
Name:	MICHAEL A. COMMAROTO
Title:	PRESIDENT and CHIEF EXECUTIVE OFFICER

[Signature Page to Letter Agreement]

Schedule A

The following amount shall be deemed to be the amount of Stockholders’ Equity for purposes of calculating the Management Fee (as defined in the Management Agreement) due to the Manager under the Management Agreement with effect from the date on which the Mergers become effective:

Amount = $0